                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated March 27, 2001 (and all references to our Firm), included in or made a part of this registration statement.



/s/ Arthur Andersen LLP

Baltimore, Maryland
February 13, 2002